SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

January 27, 2006

THE EXPLORATION COMPANY OF DELAWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

500 North Loop 1604 East, Suite 250
San Antonio, Texas	78232
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry Into a Material Agreement

On January 27, 2006, the Board of Directors of the Company approved the base salaries for certain executive officers for 2006. The new base salaries, shown in the table below, are effective January 1, 2006. Mr. Sartor's and Mr. Sigmon's increases was disclosed on the previous Form 8-Ks.

Name and Position	Base Salary for 2006

James J. Bookout Vice President, Chief Operating Officer	$160,000

P. Mark Stark Vice President, Treasurer and Chief Financial Officer	$175,000

Roberto R. Thomae Corporate Secretary and Vice President Capital Markets	$160,000

The Board also approved grants of restricted stock to non-employee directors and certain officers of the Company, and authorized the President, James E. Sigmon to make additional grants of restricted common stock under the Incentive Plan to other employees. The two directors added to the Board in December of 2005 were granted 40,000 shares each vesting over three years, while continuing directors were granted 10,000 shares each vesting over one year. Grants to directors and named executive officers are shown in the following table.

Name and Position	Restricted Shares Granted	Vesting Schedule

Stephen M. Gose, Jr. Director	10,000	All shares shall vest on January 27, 2007

Michael J. Pint. Director	10,000	All shares shall vest on January 27, 2007

Alan L. Edgar Director	10,000	All shares shall vest on January 27, 2007

Robert L. Foree Director	10,000	All shares shall vest on January 27, 2007

Dennis B. Fitzpatrick Director	40,000	One-third each shall vest on January 27 of 2007, 2008 and 2009.

Jon Michael Muckleroy Director	40,000	One-third each shall vest on January 27 of 2007, 2008 and 2009.

P. Mark Stark Vice President, Treasurer and Chief Financial Officer	30,000	One-third each shall vest on January 27 of 2007, 2008 and 2009.

James J. Bookout Vice President, Chief Operating Officer	30,000	One-third each shall vest on January 27 of 2007, 2008 and 2009.

Roberto R. Thomae Corporate Secretary and Vice President Capital Markets	30,000	One-third each shall vest on January 27 of 2007, 2008 and 2009.

Richard A. Sartor Controller	6,000	One-third each shall vest on January 27 of 2007, 2008 and 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 1, 2006

THE EXPLORATION COMPANY OF DELAWARE, INC.

/s/ P. Mark Stark

P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)